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September 25, 2020

Transaction Update

Tax Q&A

1.	Why was the transaction structured as a taxable spin?

•	Aimco’s Board and management team believe that a taxable separation today will increase AIR’s strategic and financial flexibility to grow, return capital, and create long-term value for shareholders

•	The taxable spin structure has several key benefits:

•

It increases AIR’s strategic and financial flexibility to grow and/or return capital to shareholders. The stepped-up tax basis creates future depreciation, which lowers REIT taxable income and allows the REIT to retain cash that can be re-invested for growth or returned to shareholders via dividends

•

One specific example is the ability to access tax efficient alternative sources of capital, including low cost joint ventures and property sales. The stepped-up tax basis increases the amount of net proceeds that can be retained and used to de-lever our balance sheet or to reinvest in growth opportunities as we execute AIR’s strategic plan

•	For example, our recently completed California joint venture generated $936M of gross proceeds applied to de-lever the Company and approximately $1B of taxable income

•	The additional $1B of property sales to de-lever our balance sheet also generates taxable income that is a large percentage of the cash received

•

In the past, we have used the 80/20 elective stock/cash dividend tax regime to distribute excess taxable income. The announced sales and de-levering this year will require up to two taxable stock dividends to distribute the resulting taxable income. (Absent the spin-off transaction, this would have been five to six taxable stock dividends under a normal 80/20 elective stock/cash dividend regime.)

•	Stock dividends are burdensome to our shareholders. Their use will be largely ended going forward thanks to the step-up in basis that results from the taxable spin

•	Reduction of non-cash stock dividends is also important to attract potential new investors who have repeatedly told us that they find non-cash stock dividends overly complex

•	The reduction of taxable non-cash stock dividends is important to AIR’s business strategy to provide a simple vehicle for investing in multifamily assets[1]

•

In 2019, the Company paid ~$300M in taxable stock dividends. In 2020, we expect to pay approximating $1.2B in taxable stock dividends. In comparison, multifamily peers have not paid taxable stock dividends in recent years

•	These important tax advantages will matter even more if, as many advocate, taxation of real estate transactions is increased in future years, for example by eliminating 1031 tax-free exchanges

•

As a result, the Board and management team believe that the contemplated transaction structure will make AIR significantly more competitive and also more appealing to a broader investor audience going forward – including generalists, REIT dedicated, and foreign investors

•	We the future believe value that any creation potential opportunity tax leakage from to owning investors AIR today and Aimco will be meaningfully offset by

•	Aimco’s management and Board arrived at this conclusion with the advice of outside financial, legal, and tax advisors and after evaluating a broad range of alternative transaction structures

•	For additional details about the tax treatment of the transaction, please refer to our press release dated September 22, 2020

1.

The potential need for non-cash stock dividends may not be completely eliminated as possible changes in tax laws or future appreciation in property values combined with the reduction of the refreshed tax basis by future tax depreciation may result in the need for their future use

1

September 25, 2020

Transaction Update

Tax Q&A

2.	What other structures and alternatives did the Board consider? Why does this structure make the most sense?

•

The Board reviewed several other structures and alternatives in connection with the announced transaction, including alternative methods for segment reporting, tracking stocks, ceasing redevelopment altogether, a sale of more complex assets, a tax-free spin-off, a spin-off of Development Co, other spin-off structures, and other strategic alternatives

•

The final decision was based on a strategic review over the past several months made by a highly engaged, independent board, together with the management team and with the advice of outside legal, financial, and tax advisors

•

Based on the alternatives reviewed, the Board believes that the announced transaction and structure optimizes future opportunities for both entities and will make AIR significantly more competitive and also more appealing to a broader investor audience going forward

3.	How and when will the stepped-up basis of AIR be determined? What is the estimated tax basis step up for AIR?

•	The tax basis step up will be determined based on the valuation of AIR shares at the time that the transaction is completed

•	Assuming an AIR value of $30 – $50/share, the step up in tax basis is estimated at $1.7B – $4.7B

•	For additional details about the tax treatment of the transaction, please refer to our press release dated September 22, 2020

4.	How / when will the final valuation be determined? How do you expect AIR and Aimco to trade?

•	The valuation, and basis step up, will be based on trading prices at the time of the separation

•

While we don’t intend to speculate on specific valuations for each company, the separation will provide investors with the opportunity to invest in two companies with compelling and unique value propositions

•

We believe that both AIR and Aimco will benefit from the separation with increased strategic and financial flexibility, enhanced management focus, expanded investment opportunities, and distinctive risks and rewards for shareholders, creating greater value than possible as a combined entity

2

September 25, 2020

Transaction Update

Tax Q&A

5.

Why did the Board determine to step up the basis in AIR now, rather than spinning off the development company or selling assets and distributing the gain as a stock dividend and reverse stock split for example?

•

The Board reviewed several other structures and alternatives in connection with the announced transaction, including alternative methods for segment reporting, tracking stocks, ceasing redevelopment altogether, a sale of more complex assets, a tax-free spin-off, a spin-off of Development Co, other spin-off structures, and other strategic alternatives

•	The taxable spin structure has several key benefits:

•

It increases AIR’s strategic and financial flexibility to grow and/or return capital to shareholders. The stepped-up tax basis creates future depreciation, which lowers REIT taxable income and allows the REIT to retain cash that can be re-invested for growth or returned to shareholders via dividends

•

One specific example is the ability to access tax efficient alternative sources of capital, including low cost joint ventures and property sales. The stepped-up tax basis increases the amount of net proceeds that can be retained and used to de-lever our balance sheet or to reinvest in growth opportunities as we execute AIR’s strategic plan

•	For example, our recently completed California joint venture generated $936M of gross proceeds applied to de-lever the Company and approximately $1B of taxable income

•	The additional $1B of property sales to de-lever our balance sheet also generates taxable income that is a large percentage of the cash received

•

In the past, we have used the 80/20 elective stock/cash dividend tax regime to distribute excess taxable income. The announced sales and de-levering this year will require up to two taxable stock dividends to distribute the resulting taxable income

•	Stock dividends are burdensome to our shareholders. Their use will be largely ended going forward thanks to the step-up in basis that results from the taxable spin

•	Reduction of non-cash stock dividends is also important to attract potential new investors who have repeatedly told us that they find non-cash stock dividends overly complex

•	The reduction of taxable non-cash stock dividends is important to AIR’s business strategy to provide a simple vehicle for investing in multifamily assets[1]

•

In 2019, the Company paid ~$300M in taxable stock dividends. In 2020, we expect to pay approximating $1.2B in taxable stock dividends. In comparison, multifamily peers have not paid taxable stock dividends in recent years

•	These important tax advantages will matter even more if, as many advocate, taxation of real estate transactions is increased in future years, for example by eliminating 1031 tax-free exchanges

•

Aimco’s management and Board believe that a taxable separation today will increase AIR’s strategic and financial flexibility to grow, return capital, and create long term value for shareholders more tax efficiently

•	We the future believe value that any creation potential opportunity tax leakage from to owning investors AIR today and Aimco will be meaningfully offset by

•	Aimco’s management and Board arrived at this conclusion with the advice of outside financial, legal, and tax advisors and after evaluating a broad range of alternative transaction structures

•	For additional details about the tax treatment of the transaction, please refer to our press release dated September 22, 2020

1.

The potential need for non-cash stock dividends may not be completely eliminated as possible changes in tax laws or future appreciation in property values combined with the reduction of the refreshed tax basis by future tax depreciation may result in the need for their future use

3

September 25, 2020

Transaction Update

Tax Q&A

6.

How did you arrive at the hypothetical share values outlined in your September 22, 2020, press release? (For example, is the $58 per share hypothetical total value after spin-off presented the theoretical upper limit on the Aimco combined entities’ valuation?)

•	We picked numbers that we felt provided a useful comparison and a useful range to help shareholders evaluate the tax implications of the planned transactions

•

The amounts chosen are for illustrative purposes only. The actual tax consequences of the transactions will depend on the specific situations of individual shareholders, Aimco’s actual earnings and profits as finally determined for U.S. federal income tax purposes, the fair market value of the AIR common stock determined after it begins trading, and other factors

•	We recommend shareholders consult with their tax advisors as to the particular tax consequences of these transactions in their specific circumstances

7.	What are tax implications to shareholders from the transaction?

•	The tax implications will depend on the circumstances of each shareholder

•	For additional details about the tax treatment of the transaction, please refer to our press release dated September 22, 2020

•	We recommend that shareholders consult with their tax advisors as to the particular tax consequences of these transactions in their specific circumstances

8.	Do OP unit holders, and LTIP holders all incur the same tax as common shareholders?

•	The transaction structure was not driven by a decision to optimize the tax treatment for OP unit holders, LTIP holders, or common shareholders

•	The Board determined that a taxable spin today will increase AIR’s strategic and financial flexibility to grow, return capital and create-long term value for shareholders more tax efficiently

•

Because a taxable spin is a REIT action, and not an OP action, OP unit holders do not incur tax as a result of the planned spin-off. As a result and unlike common shareholders, they do not benefit from the tax basis step up and will receive lower depreciation allocations, and thus higher annual taxable income from operations, and also recognize more capital gains on future property sales than will common shareholders

•

OP units, LTIPs, and common stock are each different securities with different tax treatments. For example, since 2000, OP unit holders have recognized about $212M more income than their proportionate share of the OP’s total taxable income. Assuming the mid-point in our press release of $22/share gain, OP unit holders will still have recognized more than their proportionate share of the OP’s total taxable income

•	For the announced property sales, including the California JV, there is no difference in the tax treatment among OP unit holders, LTIP holders, and common shareholders

9.	Has the Company received any tax or fairness opinions in connection with the transaction?

•	It is not customary to receive a fairness opinion for a transaction of this nature and, as such, the Board did not request one

•	The Company expects to receive certain tax opinions in connection with the consummation of the transaction

4

September 22, 2020

Aimco Provides Additional Tax Information Related to 2020 Property Sales and Spin-Off

Denver, Colorado: On September 14, 2020, Apartment Investment and Management Company (NYSE:AIV) (“Aimco”) announced the closing of a California joint venture and its plan to separate its business through a spin-off, into two, separate and distinct, publicly traded companies, Apartment Income REIT (“AIR”) and Aimco.

As described below, these transactions have material tax consequences to taxable shareholders. These transactions are also expected to have material benefits to AIR and to taxable shareholders after the spin-off. Among these benefits, AIR is expected to have a refreshed tax basis that reduces tax costs of future property sales and so enhances portfolio management. AIR’s refreshed tax basis makes future cash dividends more likely to be taxed as return of capital or capital gains, increasing their after-tax value for taxable investors. Also, we expect each shareholder’s retained basis will be allocated to their Aimco shares, creating the opportunity for an offsetting tax benefit in the form of an unrealized capital loss.

The actual tax consequences of the transactions described below will depend on the specific situations of individual shareholders, Aimco’s actual earnings and profits as finally determined for U.S. federal income tax purposes, the fair market value of the AIR common stock determined after it begins trading, and other factors. We urge shareholders to consult with tax advisors as to the particular tax consequences of these transactions in specific cases.

Tax Consequences of 2020 Property Sales

Substantial taxable income is expected from approximately $2 billion in property sales, including the formation of the California joint venture as previously disclosed. Most of these sales have already closed or are under contract to close. Taxable shareholders will generally recognize taxable income associated with those property sales.

We currently expect the taxable income, estimated at $1.6 billion - $1.7 billion, will be mostly distributed prior to the spin-off to holders of Aimco stock in the form of dividends of cash and stock, or all stock, based on the election of the individual shareholder. A portion of this taxable income is expected to be distributed as part of the spin-off distribution of AIR shares.

Tax Consequences of the Spin-Off

In general, we expect the spin-off of AIR will be treated as a taxable transaction for U.S. federal income tax purposes.

An amount equal to the fair market value of the AIR common stock received by a U.S. shareholder on the distribution date (plus any cash in lieu of fractional shares) will generally be treated as a taxable dividend to the extent of such shareholder’s ratable share of any current or accumulated earnings and profits of Aimco (including gain recognized by Aimco in connection with the spin-off). The excess will be treated first as a non-taxable return of capital to the extent of such shareholder’s tax basis in shares of Aimco common stock and any remaining excess will be treated as a capital gain.

Aimco will not be able to advise shareholders of the amount of earnings and profits of Aimco until after the end of the calendar year in which the spin-off occurs. Aimco anticipates, however, that it will recognize a substantial amount of capital gain for tax purposes in connection with the spin-off that will have the effect of substantially increasing its earnings and profits for the year. Aimco’s current estimate is $1.8 billion to $4.7 billion based on a $30 to $50 range for the value of AIR shares in the spin-off.

EXAMPLE: Tax Consequences of the Spin-Off

The table below is an illustrative example of the taxable income and federal tax per share from the spin-off at various hypothetical values of AIR.

Illustrative Example of US Individual Shareholder Federal Tax Implications - Chart 1
	Per Share (rounded)
Illustrative Tax Impact from AIR Share Distribution
Hypothetical AIR Share Value After Spin-off		$30.00		$40.00		$50.00
Estimated Tax Basis Inside Aimco	-$	18.00	-$	18.00	-$	18.00

Taxable Income on AIR Shares		$12.00		$22.00		$32.00

Estimated Income Tax Associated with[1]:
Capital Gain		$1.00		$3.50		$6.00
Unrecaptured Section 1250 Gain		$2.00		$2.00		$2.00

Total Estimated Income Tax		$3.00		$5.50		$8.00

Footnote:

1.

Tax amounts assume a 25% rate for unrecaptured sec. 1250 gain, a 20% rate for capital gain, plus net investment income tax of 3.8%. Actual tax rates vary depending on individual circumstances, including personal state taxation.

Tax Basis in AIR Shares

A U.S. shareholder’s tax basis in the shares of AIR common stock received in the spin-off generally will equal the fair market value of such shares on the distribution date, and a U.S. shareholder’s holding period for those shares will begin the day after the distribution date.

Tax Basis in Aimco Shares

A U.S. shareholder’s tax basis in shares of Aimco common stock held at the time of the distribution generally will be reduced by the amount of the non-taxable return of capital described above. A U.S. shareholder’s holding period for such shares of Aimco common stock will not be affected by the distribution.

EXAMPLE: Tax Basis in Aimco Shares

The table below is an illustrative example of a shareholder’s tax basis in Aimco shares post spin-off.

Illustrative Example of US Individual Shareholder Federal Tax Implications - Chart 2
	Per Share (rounded)
Illustrative Basis in Aimco Shares After Spin-off

Hypothetical Tax Basis in Aimco Before Spin-off		$30.00		$40.00		$50.00
Hypothetical Return of Capital[1]	-$	14.00	-$	14.00	-$	14.00

Post Spin Off Tax Basis in Aimco Shares		$16.00		$26.00		$36.00

Footnote:

1.	It is expected that the return of capital range will be $10 - $18 per share, but this amount will not be known until after the end of the year. Actual amounts may differ materially.

Potential Shareholder Transactions Post-Spin

Because the planned dividend of AIR shares is expected to be taxable to the recipient, this transaction refreshes the depreciable basis of properties owned by AIR, making future AIR dividends likely to include less taxable income. The difference, discounted to a net present value offsets the tax cost of the transaction in about eight years, depending on a myriad of assumptions, including discount rate. Also, we expect each shareholder’s retained basis will be allocated to the related Aimco shares, likely creating the opportunity for an offsetting tax benefit in the form of a capital loss, which can be realized by sale of the Aimco shares.

In the future, shareholders may decide to hold both AIR and Aimco shares, sell both AIR and Aimco shares, or sell either AIR or Aimco shares.

EXAMPLE: After-tax Value of AIR and Aimco Shares

The tables below are illustrative of the after-tax value of AIR and Aimco shares post spin-off at various hypothetical AIR and Aimco values and at various pre-spin shareholder tax basis amounts.

Illustrative Example of US Individual Shareholder Federal Tax Implications
	Per Share (rounded)
Illustrative Tax Impact for Shareholder with $30 Basis in Aimco Before Spin, Selling After Spin

Hypothetical AIR Share Value After Spin-off		$30.00		$40.00		$50.00
Hypothetical Aimco Share Value After Spin-off		$4.00		$6.00		$8.00

Hypothetical Total Value After Spin-off		$34.00		$46.00		$58.00

Hypothetical Tax Basis in AIR Share After Spin-off		$30.00		$40.00		$50.00
Hypothetical Tax Basis in Aimco Share After Spin-off (see Chart 2 above)		$16.00		$16.00		$16.00

Hypothetical Tax Basis in Total After Spin-off		$46.00		$56.00		$66.00

Hypothetical Capital Loss	-$	12.00	-$	10.00	-$	8.00
Hypothetical Tax Benefit Associated with Capital Loss[1]		$2.75		$2.50		$2.00

Hypothetical Total Value After Spin-off		$34.00		$46.00		$58.00
Hypothetical Total Estimated Income Tax on AIR Distribution (see Chart 1 above)	-$	3.00	-$	5.50	-$	8.00
Hypothetical Tax Benefit Associated with Capital Loss		$2.75		$2.50		$2.00

Total Value After Tax		$33.75		$43.00		$52.00

Footnote:

1.	Capital loss assuming this loss offsets 20% capital gains plus net investment income taxed at 3.8%.

Illustrative Example of US Individual Shareholder Federal Tax Implications
	Per Share (rounded)
Illustrative Tax Impact for Shareholder with $40 Basis in Aimco Before Spin, Selling After Spin

Hypothetical AIR Share Value After Spin-off		$30.00		$40.00		$50.00
Hypothetical Aimco Share Value After Spin-off		$4.00		$6.00		$8.00

Hypothetical Total Value After Spin-off		$34.00		$46.00		$58.00

Hypothetical Tax Basis in AIR Share After Spin-off		$30.00		$40.00		$50.00
Hypothetical Tax Basis in Aimco Share After Spin-off (see Chart 2 above)		$26.00		$26.00		$26.00

Hypothetical Tax Basis in Total After Spin-off		$56.00		$66.00		$76.00

Hypothetical Capital Loss	-$	22.00	-$	20.00	-$	18.00
Hypothetical Tax Benefit Associated with Capital Loss[1]		$5.25		$4.75		$4.25

Hypothetical Total Value After Spin-off		$34.00		$46.00		$58.00
Hypothetical Total Estimated Income Tax on AIR Distribution (see Chart 1 above)	-$	3.00	-$	5.50	-$	8.00
Hypothetical Tax Benefit Associated with Capital Loss		$5.25		$4.75		$4.25

Total Value After Tax		$36.25		$45.25		$54.25

Footnote:

1.	Capital loss assuming this loss offsets 20% capital gains plus net investment income taxed at 3.8%.

Illustrative Example of US Individual Shareholder Federal Tax Implications
	Per Share (rounded)
Illustrative Tax Impact for Shareholder with $50 Basis in Aimco Before Spin, Selling After Spin

Hypothetical AIR Share Value After Spin-off		$30.00		$40.00		$50.00
Hypothetical Aimco Share Value After Spin-off		$4.00		$6.00		$8.00

Hypothetical Total Value After Spin-off		$34.00		$46.00		$58.00

Hypothetical Tax Basis in AIR Share After Spin-off		$30.00		$40.00		$50.00
Hypothetical Tax Basis in Aimco Share After Spin-off (see Chart 2 above)		$36.00		$36.00		$36.00

Hypothetical Tax Basis in Total After Spin-off		$66.00		$76.00		$86.00

Hypothetical Capital Loss	-$	32.00	-$	30.00	-$	28.00
Hypothetical Tax Benefit Associated with Capital Loss[1]		$7.50		$7.25		$6.75

Hypothetical Total Value After Spin-off		$34.00		$46.00		$58.00
Hypothetical Total Estimated Income Tax on AIR Distribution (see Chart 1 above)	-$	3.00	-$	5.50	-$	8.00
Hypothetical Tax Benefit Associated with Capital Loss		$7.50		$7.25		$6.75

Total Value After Tax		$38.50		$47.75		$56.75

Footnote:

1.	Capital loss assuming this loss offsets 20% capital gains plus net investment income taxed at 3.8%.

Note that the amounts used in this release are not actual results and are meant for illustrative purposes only. Actual results may differ materially from the illustrative examples. Aimco is under no obligation to update any amounts other than its required tax reporting obligations. Please further note that the above discussion and the illustrative examples included herein will be superseded by any analogous discussions and examples included in the registration statement on Form 10 hereafter filed with respect to the spin-off.

Limitations

This preceding discussion is a summary of U.S. federal income tax consequences generally applicable to U.S. holders in the transactions described above and does not purport to be a complete analysis or discussion of all of the potential tax consequences of these transactions.

The actual tax consequences of the transactions described above depend on specific situations and on factors that are not within our control. Readers are urged to consult with tax advisors as to the particular tax consequences of these transactions to them, including (i) the amount of gain, if any, that could be recognized in connection with the spin-off to the extent that the value of the AIR common stock on the distribution date exceeds that amount required to be treated as a taxable dividend and (ii) the applicability and effect of any U.S. federal, state, local, and non-U.S. tax laws and of changes in those laws.

In that regard, for non-U.S. stockholders, Aimco or other withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the distribution of AIR common stock payable to them, and any such withholding would be satisfied by Aimco or such agent by withholding and selling a portion of the shares of AIR common stock that otherwise would be distributable to them or by withholding from other property held in their accounts with the withholding agent.

About Aimco

Aimco is a real estate investment trust focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country’s largest owners and operators of apartments, with 125 communities in 17 states and the District of Columbia. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: the expected distribution of income and planned dividends; the anticipated timing, structure and benefits of the spin-off; tax treatment and tax consequences of the spin-off, including factors related thereto, such as any amount of earnings and profits, income, gain, basis (and the allocation thereof) or other financial metrics, or fair market value of shares; any assumed or illustrative tax considerations; and any statements or assumptions regarding holder tax situations. In addition, we may not complete the spin-off or the other transactions described above at all. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on Aimco’s and AIR’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rate and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; Aimco’s and AIR’s relationship with each other after the consummation of the spin-off; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off.

In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statements relating to the spin-off, which are expected to be filed by AIR and a new operating partnership with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Contact

Matt Foster

Director, Investor Relations

(303) 793-4661

investor@aimco.com

Important Additional Information and Where to Find It

In the event that Land & Buildings Investment Management (“L&B”) files a consent solicitation statement or a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a solicitation to, among other things, call a special meeting (the “Solicitation”), the Company plans to file a proxy statement or a consent revocation statement, as applicable, relating to any request to call such a special meeting or to any special meeting that may be called (each a “Solicitation Statement”) with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by the Company with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.